Exhibit 10.18
JIM MARONEY COMPENSATION PACKAGE TERM SHEET

Base Salary — Annual	$225,000

Incentive Bonus @ Plan	$112,500(a)	E-25%, EV-50%, OA-75%

Stock Options — Sign-On	26,000 @ $23.31(b)

Stock Options — Annual	#TBD(b)	multiple of 2 times base salary

Restricted Stock — Sign On	7,507 shares (c)	$175,000 / $23.31

Employee Stock Purchase	21,450 shares(d)	$500,000 / $23.31

Car Allowance — Annual	$9,600

Normal Severance	12 months(e)

Vacation — Annual	4 weeks(f)

(a)	2005 bonus to be pro-rated based on days of service

(b)	stock options vest 33 ⅓% year

(c)	restricted stock vests 25% per year

(d)	employee purchased stock must be held: (1) per SEC 16 regulations; and (2) prior to the company going “public”, per all in-place shareholder agreements

(e)	severance is for involuntary termination “not for cause” as defined in J. Winkler’s 2005 employment agreement; severance is 12 months base salary and bonus at EV; bonus for year of termination is pro-rated at EV (or higher based on actual results); and all stock options and restricted stock vests

(f)	1 week for 2005; 4 weeks annually commencing 1.1.06

Effective Date	10.3.05

/s/ Joe Winkler	/s/ Jim Maroney

Approved:	Accepted:
Joe Winkler	Jim Maroney

10/3/05	10/3/05

Date	Date